Exhibit 10.3

STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 28, 2020, by and among BioPharmX Corporation, a Delaware corporation (“Parent”), Timber Pharmaceuticals LLC, a Delaware limited liability (the “Company”), and each of the undersigned stockholders of Parent (each, a “Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Biti Merger Sub, Inc. a Delaware corporation and wholly‑owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving entity of the Merger, will thereby become a wholly‑owned subsidiary of Parent.  Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Holders enter into this Agreement.  Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding common stock, par value $0.001 per share, of Parent as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”).

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer.  During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 4), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) (other than as required to comply with Section 2(a)).

(b) Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of any Holder which is an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.  During the term of this Agreement, Parent will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 1(b).

(c) New Shares.  Holder agrees that any shares of common stock of Parent that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

2. Agreement to Vote Shares.

(a) Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares and any New Shares (i) in favor of the Parent Stockholder Matters and (ii) against any Acquisition Proposal (the “Covered Proposal”).  This Agreement is intended to bind Holder as a stockholder of Parent and only with respect to the Covered Proposal.  Except as expressly set forth in clauses (i), (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of Parent. Until the earlier to occur of the Effective Time and the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

(b) Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to the Covered Proposal, (B) initiate a stockholders’ vote with respect to an Acquisition Proposal, (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Parent with respect to an Acquisition Proposal, or (D) take any action that the Parent is prohibited from taking pursuant to Section 4.4 of the Merger Agreement.

3. Representations, Warranties and Covenants of Holder.  Holder hereby represents and warrants to the Company that (i) Holder is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any Liens or other encumbrances (other than those created by this Agreement or applicable Law), (ii) as of the date hereof, Holder does not own of record or beneficially any shares of outstanding capital stock of Parent other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable Law), (iii) Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement and (iv) this Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4. Termination.  This Agreement shall terminate automatically and shall have no further force and effect as of the termination of the Merger Agreement in accordance with the terms and provisions thereof (the “Expiration Date”).

5. Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary:  (i) Holder makes no agreement or understanding herein in any capacity other than solely in Holder’s capacity as a beneficial owner of the Shares and (ii) nothing in this Agreement shall be construed to limit or affect Holder, or any Affiliate or designee of Holder, in any other capacity (including as an officer of Parent or as a member of the Parent Board in acting in his or her capacity as an officer or director of Parent) or in exercising his or her fiduciary duties and responsibilities as an officer of the Parent or as a member of the Parent Board.

6. Miscellaneous.

(a) Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof.  Each of the parties hereto (i) consents to submit to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware).

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, confirmed email or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, email address or facsimile number as set forth below, or as subsequently modified by written notice.

(f) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares.  All rights, ownership and economic benefit of and relating to the Shares and any New Shares shall remain vested in and belong to Holder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority with respect to Holder in the voting of any Shares or New Shares, except as specifically provided herein and in the Merger Agreement.

(h) Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause the Company to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

BIOPHARMX CORPORATION

By:

Name:

Title:Chief Executive Officer

Address:
115 Nicholson Lane

San Jose, CA 95134

Facsimile: (305) 349-4833

Att: Chief Executive Officer

Timber PHARMACEUTICALS LLC

By:

Name:John Koconis

Title:Chief Executive Officer

Address:
50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

E-mail: jkoconis@timberpharma.com

Att: John Koconis, Chief Executive Officer

HOLDERS:

[     ]

Holder’s Address for Notice:

Email:

Attention:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number
Common Stock		Common Stock